UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 4, 2020

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THE AES CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 4, 2020, The AES Corporation (the “Company” or “AES”) completed its previously announced offering of $800,000,000 aggregate principal amount of its 1.375% Senior Notes due 2026 (the “2026 Notes”) and $1,000,000,000 aggregate principal amount of 2.450% Senior Notes due 2031 (the “2031 Notes”, and together with the 2026 Notes, the “New Notes”) pursuant to the terms of the purchase agreement, dated November 19, 2020 (the “Purchase Agreement”), among AES and the representatives of the initial purchasers named therein (the “Initial Purchasers”).

The public offering price of the 2026 Notes and the 2031 Notes was 99.945% and 99.962% of the principal amount, respectively. AES intends to allocate an amount equal to the net proceeds from the offering to one or more eligible green projects. Pending such allocation, AES intends to use the net proceeds from this offering to fund purchases of any and all of its 5.500% senior notes due 2025 (the “2025 Notes”), 6.000% senior notes due 2026 (the “6.000% 2026 Notes”) and 5.125% senior notes due 2027 (the “2027 Notes” and, together with the 2025 Notes and the 6.000% 2026 Notes, the “Tender Offer Notes”) in tender offers (the “Tender Offers”), to fully redeem any of the Tender Offer Notes not tendered in connection with the Tender Offers, to fully redeem the $65.0 million aggregate principal amount outstanding of its 4.500% notes due 2023 (the “2023 Notes”) and $63.0 million aggregate principal amount outstanding of its 5.500% notes due 2024 (the “2024 Notes” and together with the Tender Offer Notes and the 2023 Notes, the “Outstanding Notes”), to pay certain related fees and expenses and for general corporate purposes. In conjunction with the Tender Offers, AES is soliciting consents (the “Consent Solicitations”) to the adoption of certain proposed amendments to the indentures governing the Tender Offer Notes to substantially remove all the restrictive covenants and events of default, as well as to alter the notice requirements for optional redemption with respect to each series of Tender Offer Notes.

The New Notes were issued on December 4, 2020 pursuant to a Senior Indenture, dated as of December 8, 1998 (the “Base Indenture”), as amended and supplemented by a ninth supplemental indenture, dated as of April 3, 2003 (the “Ninth Supplemental Indenture”) and the twenty-sixth supplemental indenture, dated as of December 4, 2020 (the “Twenty-Sixth Supplemental Indenture”, and together with the Base Indenture and the Ninth Supplemental Indenture, the “Indenture”), between AES and Deutsche Bank Trust Company Americas, as successor to Wells Fargo Bank, N.A. and Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee.

Interest on the 2026 Notes accrues at a rate of 1.375% per annum, and interest on the 2031 Notes accrues at a rate of 2.450% per annum. Interest on each series of New Notes is payable on January 15 and July 15 of each year, beginning July 15, 2021. The 2026 Notes will mature on January 15, 2026, and the 2031 Notes will mature on January 15, 2031.

AES may redeem all or a part of the 2026 Notes, at any time prior to December 15, 2025, on any one or more occasions, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2026 Notes to be redeemed (ii) the sum of the present values of the principal amount of the 2026 Notes to be redeemed and the remaining scheduled payments of interest on the 2026 Notes from the redemption date to December 15, 2025, discounted from the scheduled payment dates to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as defined in the Indenture) plus 15 basis points. AES may redeem all or a part of the 2031 Notes, at any time prior to October 15, 2030, on any one or more occasions, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2031 Notes to be redeemed and (ii) the sum of the present values of the principal amount of the 2031 Notes to be redeemed and the remaining scheduled payments of interest on the 2031 Notes from the redemption date to October 15, 2030, discounted from the scheduled payment dates to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as defined in the 2031 notes) plus 25 basis points.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), AES must offer to repurchase each series of New Notes at a price equal to 101.00% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. The Indenture also contains covenants, subject to certain exceptions, restricting the ability of AES to incur debt secured by any Principal Property (as defined in the Indenture) or by the debt or capital stock of any subsidiary held by the AES; to enter into any sale-lease back transactions involving any Principal Property; or to consolidate, merge, convey or transfer substantially all of its assets; as well as other covenants that are customary for debt securities like the New Notes. In addition, the Indenture contains customary events of default.

The Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act.

AES has also agreed to register the Notes under the Securities Act by filing an exchange offer registration statement or, under special circumstances, a shelf registration statement with the Securities and Exchange Commission pursuant to a registration rights agreement, dated as of December 4, 2020 (the “Registration Rights Agreement”), between AES and BofA Securities, Inc., Barclays Capital Inc., Mizuho Trust & Banking Co. and Morgan Stanley & Co. LLC as representative of the initial purchasers. Failure to timely comply with certain provisions of the Registration Rights Agreement will result in increased interest on the Notes.

The Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing description of the Indenture, the New Notes and the Registration Rights Agreement is qualified in its entirety by reference to the Indenture, the forms of New Notes and the Registration Rights Agreement. The Twenty-Sixth Supplemental Indenture, the form of the 2026 Notes, the form of the 2031 Notes and the Registration Rights Agreement are attached to this Current Report on Form 8-K as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On December 4, 2020, the Company issued a press release announcing the early results of the Tender Offers and Consent Solicitations. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this Current Report on Form 8-K.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Such forward-looking statements include, but are not limited to, the proposed use of proceeds of the New Notes, the ultimate allocation of amounts relating to the offering of the New Notes to eligible green projects under AES’ green financing framework and other expected effects of the offering of the New Notes.

Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2019 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2019 Annual Report on Form 10-K filed February 28, 2020 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may also be obtained by visiting the Company’s website at www.aes.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Twenty-Sixth Supplemental Indenture, dated December 4, 2020, between AES and Deutsche Bank Trust Company Americas, as Trustee.
4.2	Form of 1.375% Senior Notes due 2026 (included in Exhibit 4.1)
4.3	Form of 2.450% Senior Notes due 2031 (included in Exhibit 4.1)
4.4	Registration Rights Agreement dated as of December 4, 2020, between AES and BofA Securities, Inc., Barclays Capital Inc., Mizuho Trust & Banking Co. and Morgan Stanley & Co. LLC as representative of the initial purchasers.
99.1	Press Release, dated December 4, 2020, announcing the early results of the Tender Offers and Consent Solicitations
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

By:	/s/ Gustavo Pimenta
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

Date: December 4, 2020